MGP INGREDIENTS REPORTS STRONG THIRD QUARTER 2022 RESULTS
Consolidated sales increased 14% from prior year period
Continued strength across each business segment

ATCHISON, Kan., November 3, 2022 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the third quarter ended September 30, 2022.

2022 third quarter consolidated results compared to 2021 third quarter

•Sales increased 14% to $201.2 million, as a result of record third quarter sales across all three business segments.
•Gross profit increased 3% to $59.1 million, representing 29.4% of sales.
•Operating income increased 3% to $33.9 million. Adjusted operating income increased 2% from $33.2 million.
•Net income decreased slightly to $23.6 million. Adjusted net income decreased 1% from $23.9 million.
•Adjusted EBITDA increased 1% to $38.7 million.
•Basic earnings per common share ("EPS") decreased to $1.07 per share from $1.08 per share. Adjusted basic EPS decreased to $1.07 per share from $1.09 per share.
•Diluted EPS decreased to $1.06 per share from $1.08 per share. Adjusted diluted EPS decreased to $1.06 per share from $1.09 per share.

“Our strong performance this quarter demonstrates sustained momentum across each of our segments and the value we bring to our global customer base,” said Dave Colo, president and CEO of MGP Ingredients. “Demand for new distillate and aged whiskey remains strong and contributed to brown goods sales growth of 34% versus the prior year period, driving an overall increase of 22% in sales of premium beverage alcohol. Although brown goods gross profit continued to be healthy, industrial alcohol and white goods gross profits continue to be negatively impacted by increased commodity costs and excess supply in the market. Consumer demand for our premium, super premium, and ultra premium spirits brands remains strong and continues to drive gross margin expansion in our Branded Spirits segment. Our Ingredient Solutions segment continues to benefit from the shift in consumer behavior toward plant-based foods in their diets, which contributed to record sales during the third quarter. Our solid performance year-to-date underscores the strength of our business model and, as we look forward, we are committed to executing our strategies to create long-term shareholder value.”

Distilling Solutions
In the third quarter 2022, sales for the Distilling Solutions segment increased 19% to a record $108.6 million, reflecting a 22% increase in sales of premium beverage alcohol. Gross profit decreased to $25.9 million or 23.9% of segment sales, compared to $27.0 million, or 29.6% of segment sales in the third quarter 2021.

Branded Spirits
For the third quarter 2022, sales for the Branded Spirits segment increased 2% to a record $62.8 million. Gross profit increased to a record $25.1 million, or 39.9% of segment sales compared to $23.2 million, or 37.7% of segment sales in the third quarter 2021.

Ingredient Solutions
In the third quarter of 2022, sales in the Ingredient Solutions segment increased 24% to a record $29.7 million. Gross profit increased to $8.1 million, or 27.1% of segment sales, compared to $6.9 million, or 28.7% of segment sales in the third quarter 2021.

Other
Advertising and promotion expenses for the third quarter 2022 increased $1.6 million, or 29%, to $7.3 million as compared to the third quarter 2021, primarily driven by further incremental investment to support continued growth in the ultra premium, super premium and premium price tier spirit brands.

Corporate selling, general and administrative ("SG&A") expenses for the third quarter 2022 decreased $0.6 million to $17.9 million as compared to the third quarter 2021.

The corporate effective tax rate for the third quarter 2022 was 24.2%, compared with 24.5% from the year ago period.

2022 Outlook
MGP is revising upward its previous consolidated guidance for fiscal 2022:
•Sales are projected to be in the range of $765 million to $780 million.
•Adjusted EBITDA is expected to be in the range of $162 million to $167 million.
•Adjusted basic earnings per common share are forecasted to be in the $4.62 to $4.80 range, with basic weighted average shares outstanding expected to be approximately 22.0 million at year end.

Full year 2022 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because MGP is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, and other items not reflective of MGP’s ongoing operations.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, and bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky, Kansas, Indiana and Mexico, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; MGP’s historic distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of continuing consumer trends and our announced expansionary projects. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, (i) disruptions in the operations at any of our facilities, (ii) the availability and cost of grain, flour, and agave, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of COVID-19 and other pandemics, (viii) the effects of inflation and our ability to effectively pass raw material and other price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) increases in interest rates, (xi) our ability to realize operating efficiencies, (xii) actions of governments, and (xiii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distilling Solutions, Branded Spirits and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted gross profit, adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and adjusted basic and diluted earnings per common share. The presentation of non-GAAP financial measures should be reviewed in conjunction with gross profit, operating income, income before income taxes, net income, net income used in earnings per common share calculation and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended September 30, 2021	$32,884
Increase in gross profit - Branded Spirits segment	1,850	5	pp(a)
Increase in gross profit - Ingredient Solutions segment	1,176	4	pp
Decrease in gross profit - Distilling Solutions segment	(1,064)	(3)	pp
Increase in Advertising and promotion expenses	(1,615)	(5)	pp
Decrease in SG&A expenses	623	2	pp
Change in Other operating income (expense), net	10	—	pp
Operating income for quarter ended September 30, 2022	$33,864	3%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for year to date ended September 30, 2021	$81,047
Increase in gross profit - Branded Spirits segment	29,072	36	pp(a)
Increase in gross profit - Distilling Solutions segment	7,419	9	pp
Increase in gross profit - Ingredient Solutions segment	7,390	9	pp
Increase in Advertising and promotion expenses	(8,960)	(11)	pp
Decrease in SG&A expenses	3,237	4	pp
Change in Other operating income (expense), net	45	—	pp
Operating income for year to date September 30, 2022	$119,250	47%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for quarter ended September 30, 2021	$1.08
Increase in Operating income (b)	0.03	3	pp(a)
Change in other income (expense), net(b)	(0.03)	(3)	pp
Change in interest expense, net (b)	(0.01)	(1)	pp
Basic EPS for quarter ended September 30, 2022	$1.07	(1)%
Impact of dilutive shares outstanding	(0.01)	(1)	pp
Diluted EPS for quarter ended September 30, 2022	$1.06	(2)%

Change in basic and diluted EPS, year to date versus year to date	Basic and Diluted EPS	Change
Basic and diluted EPS for year to date ended September 30, 2021	$2.91
Increase in Operating income(b)	1.63	56	pp(a)
Change in interest expense, net(b)	(0.08)	(3)	pp
Change in other income (expense), net(b)	(0.06)	(2)	pp
Tax: Change in effective tax rate	0.02	1	pp
Change in weighted average shares outstanding	(0.51)	(18)	pp
Basic and diluted EPS for year to date ended September 30, 2022	$3.91	34%
(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2021).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Brown goods	$57,423	$42,793	$14,630	34%
White goods	20,469	21,187	(718)	(3)
Premium beverage alcohol	77,892	63,980	13,912	22
Industrial alcohol	10,761	14,790	(4,029)	(27)
Food grade alcohol	88,653	78,770	9,883	13
Fuel grade alcohol	3,713	3,592	121	3
Distillers feed and related co-products	9,943	4,016	5,927	148
Warehouse services	6,335	4,666	1,669	36
Total Distilling Solutions	$108,644	$91,044	$17,600	19%

	BRANDED SPIRITS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Ultra premium	$13,804	$11,363	$2,441	21%
Super premium	3,350	2,798	552	20
Premium	6,013	5,683	330	6
Mid	20,834	22,992	(2,158)	(9)
Value	12,097	12,756	(659)	(5)
Other	6,663	5,969	694	12
Total Branded Spirits	$62,761	$61,561	$1,200	2%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended September 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2022	2021	$ Change	% Change
Specialty wheat starches	$16,241	$12,231	$4,010	33%
Specialty wheat proteins	9,697	8,901	796	9
Commodity wheat starches	3,803	2,626	1,177	45
Commodity wheat proteins	—	248	(248)	(100)
Total Ingredient Solutions	$29,741	$24,006	$5,735	24%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Brown goods	$175,899	$129,600	$46,299	36%
White goods	57,996	56,049	1,947	3
Premium beverage alcohol	233,895	185,649	48,246	26
Industrial alcohol	35,141	46,896	(11,755)	(25)
Food grade alcohol	269,036	232,545	36,491	16
Fuel grade alcohol	10,307	10,862	(555)	(5)
Distillers feed and related co-products	30,127	13,660	16,467	121
Warehouse services	17,821	12,949	4,872	38
Total Distilling Soutions	$327,291	$270,016	$57,275	21%

	BRANDED SPIRITS SALES
	Year to Date Ended September 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Ultra premium	$35,836	$19,491	$16,345	84%
Super premium	9,522	6,393	3,129	49
Premium	17,928	11,012	6,916	63
Mid	63,408	48,399	15,009	31
Value	36,304	25,984	10,320	40
Other	14,080	11,278	2,802	25
Total Branded Spirits	$177,078	$122,557	$54,521	44%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended September 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Specialty wheat starches	$47,445	$35,051	$12,394	35%
Specialty wheat proteins	29,225	23,299	5,926	25
Commodity wheat starches	10,286	7,572	2,714	36
Commodity wheat proteins	38	1,378	(1,340)	(97)
Total Ingredient Solutions	$86,994	$67,300	$19,694	29%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2022	2021	2022	2021
Sales	$201,146	$176,611	$591,363	$459,873
Cost of sales	142,098	119,525	401,270	313,661
Gross profit	59,048	57,086	190,093	146,212

Advertising and promotion expenses	7,279	5,664	18,848	9,888
Selling, general and administrative expenses	17,904	18,527	52,029	55,266
Other operating (income) expense, net	1	11	(34)	11
Operating income	33,864	32,884	119,250	81,047

Interest expense, net	(1,350)	(1,116)	(4,491)	(2,708)
Other income (expense), net	(1,353)	(421)	(2,361)	(479)
Income before income taxes	31,161	31,347	112,398	77,860

Income tax expense	7,533	7,674	26,037	18,701
Net income	23,628	23,673	86,361	59,159

Net (income) loss attributable to noncontrolling interest	180	203	444	279
Net income attributable to MGP Ingredients, Inc.	23,808	23,876	86,805	59,438

Income attributable to participating securities	(188)	(175)	(688)	(471)
Net income used in Earnings Per Common Share calculation	$23,620	$23,701	$86,117	$58,967

Share information:
Basic weighted average common shares	22,008,381	21,981,201	22,000,026	20,293,818
Diluted weighted average common shares	22,228,814	21,981,201	22,000,026	20,293,818

Basic Earnings Per Common Share	$1.07	$1.08	$3.91	$2.91
Diluted Earnings Per Common Share	$1.06	$1.08	$3.91	$2.91

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$50,674	$21,568
Receivables, net	107,653	92,537
Inventory	275,478	245,944
Prepaid expenses	5,833	1,510
Refundable income taxes	1,006	5,539
Total Current Assets	440,644	367,098

Property, plant, and equipment	430,945	404,149
Less accumulated depreciation and amortization	(210,254)	(196,863)
Property, Plant, and Equipment, net	220,691	207,286
Operating lease right-of-use assets, net	14,516	9,671
Investment in joint ventures	6,140	4,944
Intangible assets, net	217,285	218,838
Goodwill	226,294	226,294
Other assets	6,505	7,336
TOTAL ASSETS	$1,132,075	$1,041,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$4,800	$3,227
Accounts payable	64,858	53,712
Federal and state excise taxes payable	4,713	6,992
Accrued expenses and other	26,420	24,869
Total Current Liabilities	100,791	88,800

Long-term debt, less current maturities	31,105	35,266
Convertible senior notes	195,146	194,906
Long-term operating lease liabilities	11,327	6,997
Other noncurrent liabilities	4,047	5,132
Deferred income taxes	65,799	66,101
Total Liabilities	408,215	397,202
Total equity	723,860	644,265
TOTAL LIABILITIES AND TOTAL EQUITY	$1,132,075	$1,041,467

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net income	$86,361	$59,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,257	13,668
Share-based compensation	3,086	5,247
Deferred income taxes, including change in valuation allowance	(302)	465
Other, net	1,462	(231)
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(15,582)	(5,593)
Inventory	(30,599)	(7,588)
Prepaid expenses	1,165	1,206
Refundable income taxes	(1,006)	(2,086)
Accounts payable	12,613	(6,678)
Accrued expenses and other	1,220	15,859
Federal and state liquor excise payable	(2,279)	(1,961)
Other, net	(143)	(682)
Net cash provided by operating activities	72,253	70,785

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(29,217)	(37,257)
Purchase of business, net of cash acquired	—	(149,613)
Contributions to equity method investment	(2,232)	(988)
Other, net	(315)	(1,308)
Net cash used in investing activities	(31,764)	(189,166)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(7,984)	(7,362)
Purchase of treasury stock	(714)	(767)
Loan fees paid related to borrowings	—	(666)
Principal payments on long-term debt	(2,603)	(813)
Proceeds from credit agreement - revolver	—	242,300
Payments on credit agreement - revolver	—	(32,300)
Payment on assumed debt as part of the Merger	—	(87,509)
Net cash provided by (used in) financing activities	(11,301)	112,883

Effect of exchange rate changes on cash	(82)	(2)
Increase (decrease) in cash and cash equivalents	29,106	(5,500)
Cash and cash equivalents, beginning of period	21,568	21,662
Cash and cash equivalents, end of period	$50,674	$16,162

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended September 30, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$59,048	$33,864	$31,161	$23,628	$23,620	$1.07	$1.06
No adjustments for the period	—	—	—	—	—	—	—
Adjusted Non-GAAP results	$59,048	$33,864	$31,161	$23,628	$23,620	$1.07	$1.06

	Quarter Ended September 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$57,086	$32,884	$31,347	$23,673	$23,701	$1.08
Adjusted to remove:
Business acquisition costs (b)	—	294	294	221	221	0.01
Adjusted Non-GAAP results	$57,086	$33,178	$31,641	$23,894	$23,922	$1.09

	Year to Date Ended September 30, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$190,093	$119,250	$112,398	$86,361	$86,117	$3.91
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$190,093	$119,250	$112,398	$86,361	$86,117	$3.91

	Year to Date Ended September 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$146,212	$81,047	$77,860	$59,159	$58,967	$2.91
Adjusted to remove:
Inventory step-up - Branded Spirits (c)	2,529	2,529	2,529	2,529	2,510	0.13
Business acquisition costs (b)	—	8,922	8,922	7,524	7,462	0.37
Adjusted Non-GAAP results	$148,741	$92,498	$89,311	$69,212	$68,939	$3.41

(a)MGP Earnings has been defined as "Net income used in Earnings Per Common Share calculation."

(b)The Business acquisition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the merger with Luxco.

(c)The finished goods Inventory valuation step-up costs are included in the Condensed Consolidated Statement of Income within Cost of goods by the Branded Spirits segment. The adjustment includes the purchase accounting adjustment to value the finished goods inventory acquired in the Luxco acquisition at its estimated fair value.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(in thousands)

	Quarter Ended September 30,		Year to Date Ended September 30,
	2022	2021	2022	2021
Net Income	$23,628	$23,673	$86,361	$59,159
Interest expense	1,350	1,116	4,491	2,708
Income tax expense	7,533	7,674	26,037	18,701
Depreciation and amortization	5,333	5,243	16,257	13,668
Equity method investment	856	405	1,036	739
Inventory step-up - Branded Spirits	—	—	—	2,529
Business acquisition costs	—	294	—	8,922
Adjusted EBITDA	$38,700	$38,405	$134,182	$106,426

The non-GAAP adjusted EBITDA measure is defined as earnings before interest, taxes, depreciation and amortization, equity method investment and business acquisition costs. See section "reconciliation of selected GAAP measure to non-GAAP measures" for further details on each of these non-GAAP Items.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION
(UNAUDITED)

	Quarter Ended September 30,	Year to Date Ended September 30,
	2022	2022
Principal amount of the bonds	$201,250,000	$201,250,000
Par value	$1,000	$1,000
Number of bonds outstanding (b)	201,250	201,250

Initial conversion rate	10.3911	10.3911
Conversion price	$96.23620	$96.23620

Average share price (c)	$107.44873	$94.08909
Impact of conversion (d)	$224,697,738	$—

Cash paid for principal	(201,250,000)	(201,250,000)
Conversion premium	$23,447,738	$—

Average share price	$107.44873	$94.08909
Conversion premium in shares (a) (e)	218,223	—

(a)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter and year to date period exceeds the conversion price of $96.23620 per share. For the quarter ended September 30, 2022, the inclusion of the shares had a dilutive impact and were included in the diluted EPS calculation. For the year to date ended September 30, 2022, the inclusion of the shares would have an anti-dilutive impact and were therefore excluded from the diluted EPS calculation.

(b)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(c)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less then the conversion price of 96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(d)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less then the conversion price then the impact of conversion is zero.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less then the conversion price then the conversion premium in shares is zero.